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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-115579, 333-59636, 333-41348, 333-41288, 333-140220, 333-166383, 333-187265 and 333-187266), Registration Statement No. 333-116379 on Form S-4, and Registration Statement No. 333-187263 on Form S-3 of our reports dated February 25, 2014, relating to the consolidated financial statements of Janus Capital Group Inc. and the effectiveness of Janus Capital Group Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Janus Capital Group Inc. for the year ended December 31, 2013, and to the reference to us under the heading "Experts" in the registration statement on Forms S-4 and S-3 referred to above.

/s/ Deloitte & Touche LLP

Denver, Colorado
February 25, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM